EXHIBIT 99.1

[TALK.COM LOGO]

FOR IMMEDIATE RELEASE

           TALK.COM COMPLETES ACQUISITION OF ACCESS ONE COMMUNICATIONS

RESTON, VA (AUGUST 9, 2000) - TALK.COM (NASDAQ NM: TALK), an integrated communications provider offering local and long distance services utilizing its online billing and service platform today announced that it has completed its acquisition of Access One Communications, a high-growth, private, local telecommunications service provider to nine states in the southeastern United States. At separate meetings held today, the stockholders of TALK.com and Access One overwhelmingly approved the merger.

Concerning the acquisition, Gabe Battista, TALK.com's Chairman and Chief Executive Officer, stated, "With the completion of this merger, TALK.com has effectively been repositioned to capitalize on the growing opportunity to build an integrated communications provider, offering both local and long distance services to small businesses and residential consumers. The merger capitalizes on TALK.com's customer base, its marketing prowess, and its solid management as well as on Access One's highly scaleable operating service systems platform and back office operations."

HIGHLIGHTS OF THE COMBINED COMPANY INCLUDE:

     o Bundled local and long distance service, significantly improving business model;
     o   Strong demand among residential and small business customers;
     o State-of-the-art electronic provisioning, billing and customer service systems;
     o   Direct marketing expertise and valuable partnerships;
     o   Critical mass in local services with 80,000 pro-forma local lines;
     o   Over 1.4 million highly profitable TALK.com customers.

In the merger, TALK.com will issue 0.571428 new shares of its common stock in exchange for each outstanding share of Access One common stock. The combined company will have approximately 77 million outstanding shares. In accordance with the merger agreement with Access One, 10% of the new shares will be placed in escrow for a limited time. As a result of the merger, Access One will be a wholly-owned subsidiary of TALK.com. The combined company will operate under the name TALK.com Inc. and will continue trading on the Nasdaq National Market System under the symbol TALK.

At the TALK.com stockholder meeting and concurrent with TALK.com's repositioning into the local services market, Ken Baritz, former Chief Executive Officer of Access One and now President of TALK.com, was elected a member of the Board of Directors, increasing the size of the TALK.com Board from four members to five. Director Arthur J. Marks was reelected for an additional term. In addition, Edward B. Meyercord III, Chief Financial Officer of TALK.com, has assumed the additional role of Chief Operating Officer. Aloysius T. Lawn IV and George Vinall continue as General Counsel/Secretary and head of Business Development, respectively.

Rounding out the management team, Kevin Griffo, the former President of Access One, has assumed the title of Executive Vice President, Local Services of TALK.com.

ABOUT TALK.COM

TALK.com, is a rapidly growing integrated communications provider marketing local and long distance services to small business and residential customers utilizing its proprietary "real-time" online billing and customer service platform. The Company delivers value in the form of savings and high quality service to its customers based on the convenience and efficiencies of its electronic systems and its nationwide network.

The Company entered the local services market through its agreement with Access One Communications and uses its nationwide long distance network to deliver telecommunications services. The Company's services are marketed directly and through various partnerships which include prominent entities, such as America Online, E*trade, Metris, First USA, DSI and Quintel. In addition, the company gained accreditation from the Internet Corporation for Assigned Names and Numbers (ICANN) to become a registrar of domain names on the World Wide Web. TALK.com has also unveiled innovative internet offerings such as "MatchUp," the first and only e-commerce rewards program that provides dollar for dollar gift certificates for every dollar spent on state-to-state long distance minutes.

For further information, visit the Company online at: www.Talk.com.

Please Note: "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TALK.com's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Registration Statement on Form S-4, SEC File No. 333-40980, filed July 7, 2000, as well as the discussions contained in its Annual Report on Form 10-K for the year-ended December 31, 1999 (and the amendment thereto) and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and any subsequent SEC filings.

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CONTACTS:
---------
Investors:                                Media:
TALK.com                                  Lippert/Heilshorn & Associates, Inc.
Ruth Abeshaus                             Elissa Grabowski
Director, Investor and Public Relations   Asst. Vice President, Media Relations
215.862.1500                              212.735.9305